UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 28, 2016

 ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	94-1658138
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Commission File Number: 001-10212
2301 Patriot Blvd.
Glenview, Illinois 60026
(224) 521-8000
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 28, 2016, Anixter International Inc. (the “Company”) announced that Ilaria Mocciaro, 46, will become Senior Vice President and Corporate Controller - Chief Accounting Officer. Since November 2013, Ms. Mocciaro was Chief Accounting Officer, Agricultural Equipment and Construction Equipment segments at CNH Industrial N.V. Prior to that she was Director, Technical Accounting and Financial Reporting at CNH Global. Ms. Mocciaro will succeed Terry Faber who has announced his retirement in early 2017 and will remain in a senior non-executive position with the Company until his retirement.

Ms. Mocciaro’s compensation will consist of an annual salary and performance bonus opportunity that are commensurate with the Company’s other newly promoted or hired senior vice presidents. She will also be eligible to participate in all benefit plans available to full-time employees, and will receive a restricted stock unit grant at the next regularly scheduled company-wide equity grant date with a grant date value of $100,000. In addition, in order to compensate Ms. Mocciaro for the value of bonus and equity awards forfeited at her former employer, she will receive a one-time cash signing bonus of $75,000 upon commencement of her employment and a one-time restricted stock unit grant at the next regularly scheduled company-wide equity grant date with a grant date value of $50,000.

For additional information, reference is made to the Company’s press release, dated November 28, 2016, which is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release, dated November 28, 2016, issued by Anixter International Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.

November 29, 2016	By:	/s/ Theodore A. Dosch
Theodore A. Dosch
Executive Vice President - Finance
and Chief Financial Officer